SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               October 25, 2001
              (Date of Report (Date of Earliest Event Reported))

                            LA-Z-BOY INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)

                                   Michigan
                (State or Other Jurisdiction of Incorporation)

                                    1-9656
                           (Commission File Number)

                                  38-0751137
                     (I.R.S. Employer Identification No.)

                            1284 N. Telegraph Road
                            Monroe, Michigan 48162
         (Address of Principal Executive Offices, Including Zip Code)

                                (734) 241-4414
             (Registrant's Telephone Number, Including Area Code)

                               [not applicable]
          (Former Name or Former Address If Changed Since Last Report)



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Contact:   Mark Stegeman        (734) 241-4418        mark.stegeman@la-z-boy.com

Item 5.  Other Events

On October 25, 2001, La-Z-Boy Incorporated released the following news release:

            LA-Z-BOY RAISES GUIDANCE FOR OCTOBER QUARTER EARNINGS,
                      ANNOUNCES PLANT CONSOLIDATION CHARGE

MONROE, Mich., Oct. 25, 2001 - La-Z-Boy Incorporated (NYSE, PCX: LZB) announced today it currently expects to significantly exceed earnings estimates for its second fiscal quarter ending October 27th - prior to restructuring charges. The company now anticipates an overall sales decline for the quarter only in the mid-single digit percentage range, and expects earnings to be in the low $0.30's range per diluted share, prior to restructuring charges. In its previous guidance, the company had indicated it expected October quarter earnings in the range of $0.22 - $0.27 per diluted share, and the current First Call consensus analyst estimate for the quarter is $0.22. The company will report its second quarter operating results on November 14, 2001 and conduct an investor conference call the following day, November 15, 2001 at 11 a.m. EST (details below).

In regard to earnings, La-Z-Boy Incorporated president and CEO Jerry Kiser said, "Our higher margin upholstery segment operations are expected to finish the quarter with somewhat higher sales than we originally anticipated. In addition, our efforts to streamline the business, coupled with other cost-cutting efforts to date are providing further earnings improvements."

The company also announced it will take a restructuring charge in the October quarter of approximately $0.13 per diluted share. This charge will cover the closure of three of the company's 54 manufacturing plants and the cessation of machining and finishing operations at two other plants, which will be converted into warehousing, sub-assembly and import service operations. The charge will primarily cover employee termination costs and the writedown of certain fixed assets and inventories. In total, these efforts will reduce the company's U.S. manufacturing space by about 1.25 million square feet and reduce employment by about 570 jobs. La-Z-Boy management anticipates that these actions, when fully implemented, will generate annual savings of approximately $10 million.

"Four of the five affected facilities are within our casegoods segment," said Mr. Kiser. He continued, "As our casegoods companies continue to increase the ratio of imported components and finished products, our manufacturing space requirements can be reduced." Two of the three plants scheduled for closure are American Drew's Plant #12 in North Wilkesboro, NC and Lea Industries' plant in Waynesville, NC. An additional American Drew facility in North Wilkesboro, along with the Pennsylvania House plant in White Deer, PA, will be converted into warehousing, sub-assembly and import service operations. According to Kiser, "The remaining domestic production of our casegoods brands will be reallocated to our best, most efficient manufacturing facilities. In combination with our import capabilities, these actions will significantly increase our cost efficiency and strengthen our ability to provide high value casegoods products to our broad customer base."

The company's upholstery segment will also close one of its manufacturing facilities - the La-Z-Boy plant in Florence, SC - although the Florence fabric-processing center will continue to operate. Production from the Florence plant will be absorbed into other La-Z-Boy upholstery facilities. Kiser said, "Even though our base La-Z-Boy upholstery business has continued to grow, our past investment in new technology and increased productivity allows us to reduce our overall manufacturing space requirements, while still meeting the current and anticipated future growth demands of this business."

Kiser concluded, "We deeply regret the need to close these plants and eliminate these jobs. However, we believe this consolidation of our domestic production operations is absolutely essential for La-Z-Boy Incorporated to remain a highly competitive manufacturer and industry leader."

Conference Call Information
The dial-in phone number for the live conference call on November 15, 2001 at 11 a.m. EST will be (800) 374-1298 for persons calling from within the U.S. or Canada, and the number for international callers will be (706) 634-5855. The call will also be webcast live and archived on the Internet, both at www.la-z-boy.com. A telephone replay of the call will be continuously available from approximately 2 p.m. on Thursday, November 15th through noon on Thursday, November 22nd. This replay will be available to callers from the U.S. and Canada at (800) 642-1687 and to international callers at (706) 645-9291. The replay passcode will be 2171122.

Forward-looking Information:
Any forward-looking statements contained in this report represent management's current expectations, based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment, the impact of interest rate changes, the impact of imports, changes in currency rates, competitive factors, operating factors, the effect of certain restructuring actions, and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

La-Z-Boy Background Information
With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's largest residential furniture producers, with manufacturing operations in ten states and four foreign countries. The La-Z-Boy Incorporated family of companies produces furniture for every room of the home and office. And, under the American of Martinsville brand name, La-Z-Boy is also a leading manufacturer of contract furniture for the hospitality and assisted-living markets.

La-Z-Boy Incorporated's vast distribution network of proprietary retailers includes 293 La-Z-Boy Furniture Galleries(R) and 323 La-Z-Boy In-Store Gallerys; in-store gallery programs at Kincaid, Pennsylvania House and Clayton Marcus; England's Custom Comfort Centers and Lea's Kid's Generation displays. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network, by itself, represents the industry's fifth largest U.S. furniture store. La-Z-Boy's stock is traded on the New York and Pacific stock exchanges under the trading symbol: LZB. Additional information on the company is available at www.la-z-boy.com.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    LA-Z-BOY INCORPORATED


                                                    /s/ James J. Korsnack
      Date:  October 25, 2001                       James J. Korsnack
                                                    Chief Accounting Officer